First Investors Life Insurance Company
95 Wall Street
New York, NY 10005

August 19, 2005

First Investors Life Insurance Company
First Investors Life Separate Account E
95 Wall Street
New York, New York 10005

Re:	First Investors Life Separate Account E (“Registrant”)
Pre-Effective Amendment No. 1 to Form N-6
Registration Statement under the Securities Act of 1933 and
Amendment No. 1 under the Investment Company Act of 1940
File Nos. 333-123756 and 811-21742

Ladies and Gentlemen:

As Senior Counsel to First Investors Life Insurance Company (the “Depositor”), I am familiar with the proceedings taken and proposed to be taken by Registrant in connection with the proposed sale of an indefinite number of individual Modified Single Premium Variable Life Insurance Policies (the “Policies”) and the above referenced registration statement on Form N-6 covering the Policies (the “Registration Statement”) to which this opinion is an exhibit, filed by Registrant pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, as amended. I have examined such records of the Depositor and of Registrant, other documents and such law as I have deemed necessary as a basis for this opinion.

Based upon such examination, I am of the opinion that:

1. the Depositor is duly organized and existing under the laws of the State of New York; and

2. when the Registration Statement has become effective and the Policies are issued according to the terms set forth in the General Plan of Operations for Registrant filed by the Depositor with the New York State Insurance Department, as described in the Prospectus and Statement of Additional Information included in the Registration Statement and in compliance with applicable law, the Policies will be legally issued, fully paid and nonassessable and will represent binding obligations of the Depositor, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

I am licensed to practice only in the State of New York, and the foregoing opinions are limited to the laws of the State of New York and federal law. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Joanne McIntosh
Joanne McIntosh
Senior Counsel